UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 of 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2005
Palm, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-29597	94-3150688
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation)	Number)	Number)

950 W. Maude Avenue, Sunnyvale, California	94085

(Address of principal executive offices)	(Zip Code)
(408) 617-7000
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     D. Scott Mercer and Edward T. Colligan resigned from the Board of Directors of the registrant (the “Board”) effective immediately prior to the 2005 annual meeting of stockholders of the registrant (the “Annual Meeting), which was held on September 29, 2005, solely for the purpose of standing for election as Class III Directors at the Annual Meeting. At the Annual Meeting, D. Scott Mercer and Edward T. Colligan were elected as Class III Directors of the registrant.
     On September 29, 2005, the Board appointed Robert C. Hagerty to the Board to fill the vacancy created by the increase in the authorized number of directors from 8 to 9. Mr. Hagerty will serve as a Class II director with a term expiring at the annual meeting of stockholders to be held in 2007, or until his earlier resignation or removal.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective on September 29, 2005, the Board amended Article III, Section 3.2 of the registrant’s bylaws to decrease the authorized number of directors of the registrant from ten to eight to reflect that two directors were not nominated to stand for re-election at the registrant’s 2005 Annual Meeting of Stockholders. Subsequently, on September 29, 2005, the Board increased the authorized number of directors of the registrant from eight to nine in conjunction with the appointment of Robert C. Hagerty to the Board.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit Number	Description
3.2	Bylaws of the registrant, as amended

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALM, INC.
Date: October 3, 2005	/s/Mary E. Doyle
Mary E. Doyle
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
3.2	Bylaws of the registrant, as amended